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                                                                    EXHIBIT 99.1

                             BERKSHIRE BANK PROMOTES
                              MICHAEL J. OLEKSAK TO
                 EXECUTIVE VICE PRESIDENT OF COMMERCIAL BANKING


PITTSFIELD, MA, January 3, 2007 - Berkshire Hills Bancorp, Inc. (the "Company") (NASDAQ: BHLB), the holding company for Berkshire Bank (the "Bank"), today announced that Michael J. Oleksak has been promoted to Executive Vice President of Commercial Banking of the Bank. Mr. Oleksak will also continue to serve as Regional President for the Pioneer Valley. He reports to Michael P. Daly, President and Chief Executive Officer of the Company and the Bank, and is responsible for the development and implementation of all commercial banking strategies, including products, pricing and geography.

Prior to joining Berkshire Bank in February of 2006, Mr. Oleksak was Senior Vice President and Co-Regional Executive of Western Massachusetts at TD Banknorth. During his 26 year banking career, Mr. Oleksak has had extensive commercial lending experience throughout New England, and has served in various capacities at Fleet Bank and Shawmut Bank. Mr. Oleksak earned an M.B.A. in finance from Western New England College and a B.S. in business administration and accounting from Bryant College.

Commenting on Mr. Oleksak's promotion, Mr. Daly stated, "Since joining us last February, Mike has done an exceptional job as a regional executive. He has increased our Pioneer Valley commercial loan portfolio by more than 40%, and he is building a strong team of commercial lenders and support personnel, enhancing the Bank's profile as a major participant in our markets. He has strong credit skills and is well-respected, both professionally and personally. We look forward to his leadership, working with Michael J. Ferry and Thomas C. Crowley, our senior commercial lenders in Berkshire County and the New York region, respectively."

Mr. Daly added, "As a $2 billion locally headquartered regional bank, we continue to distinguish ourselves by working closely with our customers and providing prompt local decision making. Commercial banking remains a major component of our business strategy, and both strong loan growth and asset quality will continue to be central to our success. In this new executive position, Mike Oleksak will guide us in maintaining consistent and focused credit disciplines throughout our three regional markets."

Like Berkshire Bank, Mr. Oleksak has a track record of community involvement. In addition to coaching a variety of youth sports, he serves on various boards including those of Westfield State College Foundation and Springfield Technical Community College Foundation and also serves as treasurer of both the Berkshire Bank Foundation-Pioneer Valley and the Service League of Western Massachusetts.

BACKGROUND

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and the largest banking

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institution based in Western Massachusetts. The Bank is headquartered in
Pittsfield, Massachusetts with branches serving communities throughout Western Massachusetts and Northeastern New York. The Bank is transitioning into a regional bank and is positioning itself as the financial institution of choice in its retail and commercial markets, delivering exceptional customer service and a broad array of competitively priced deposit, loan, insurance, wealth management and trust services, and investment products.


FORWARD-LOOKING STATEMENTS

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties include among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; the quality or composition of the loan and investment portfolios; and the achievement of anticipated future earnings benefits from recent acquisitions. Additionally, other risks and uncertainties may be described in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 and in its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in these forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements.


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CONTACT:     Berkshire Hills Bancorp, Inc.
             Michael P. Daly, 413-236-3194
             President and Chief Executive Officer
             mdaly@berkshirebank.com